                                   EXHIBIT 7

          Form of Transfer Agent and Registrar Agreement between the
                Registrant and Corporate Stock Transfer, Inc.,
             including a specimen form of Common Stock Certificate

[LOGO OF Corporate Stock Transfer]
                                                       Resolution of Appointment
--------------------------------------------------------------------------------

                         CERTIFIED COPY OF RESOLUTION
                             OF APPOINTMENT OF THE
                              BOARD OF DIRECTORS
                                      OF


                        United Financial Mortgage Corp.
--------------------------------------------------------------------------------
                               (Name of Company)

                                   RESOLVED:

     I. That Corporate Stock Transfer, Inc., (a Colorado corporation), ("CST") be and hereby is appointed Transfer Agent and Registrar of the following shares of the stock of United Financial Mortgage Corp., an Illinois corporation, the "Corporation". Units consisting of one (1) share of Common Stock, no par value and Class A Redeemable Common Stock Purchase Warrant

Class of Stock and Par Value                    Shares Covered by this Agreement
--------------------------------------------------------------------------------

     II. That CST be and hereby is authorized to issue, register, and countersign certificates of said stock of this Corporation in such names and for such numbers of shares up to the full amount of such stock which is authorized but unissued and to deliver such certificates as may be directed by resolution of the Board of Directors or by written order of the President or a Vice President and Secretary or Assistant Secretary or Treasurer and an opinion of counsel in form and substance satisfactory to it and such other documentation as it may require.

     III. That CST be and hereby is authorized to accept for transfer and registration any outstanding certificates of said stock of this Corporation properly endorsed and stamped as required by law, and to issue, register and countersign new certificates for a like number of shares of the same class of stock in place thereof and to deliver such new certificates.

     IV. That CST may use its own judgment in matters affecting its duties hereunder and shall be liable only for its own willful default or negligence, and that this Corporation indemnify and hold harmless CST for each act done by it in good faith in reliance upon any instrument or stock certificate believed by it to be genuine and to be signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

     V. That any certificates of the said stock issued, registered and countersigned by CST shall bear the actual or facsimile signature of the present or any future President, or Vice President and the Secretary or Asst. Secretary or __________ and the actual or facsimile seal of this Corporation. Should any officer die, resign or be removed from office prior to the issuance of any certificates of stock which bear his signature, CST may continue, until written notice to the contrary is received, to issue and register such certificates as and for the stock certificates of this Corporation notwithstanding such death, resignation or removal, and such certificates when issued, and registered shall continue to be and to constitute valid certificates of stock of this Corporation.

     VI. That CST shall issue and register a new certificate or certificates of said stock in lieu of lost, destroyed or stolen certificate or certificates of such stock upon the order of the Corporation, evidenced by a certified copy of a resolution of the Board of Directors, or written direction of the President or a Vice President or Secretary or Treasurer, and upon the giving of a bond satisfactory to CST, protecting it from any loss.

     VII. That CST is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

     VIII. That this appointment and the authorizations contained in these resolutions shall cover and include any additional shares of said class of stock which may hereafter be authorized by the Corporation.

     IX. That when certificates of this Corporation's stock shall be presented to it for transfer and registration, CST is hereby authorized to refuse to transfer and register the same until it is satisfied that the requested transfer is legally in order; and it shall incur no liability for the refusal, in good faith, to make transfers which it, in its judgment, deems improper or unauthorized. CST must rely upon the Uniform Commercial Code in effecting transfers, or delaying or refusing to effect transfers.

[LOGO OF Corporate Stock Transfer]
                                                             Indemnity Agreement
--------------------------------------------------------------------------------

                     AGREEMENT TO INDEMNIFY TRANSFER AGENT


     IN CONSIDERATION of Corporate Stock Transfer, a Colorado corporation ("CST"), to act as Transfer Agent and Registrar for United Financial Mortgage Corp., an Illinois corporation ("Corporation"), Corporation assumes full responsibility and agrees to indemnify and save harmless CST from and against all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every kind, nature and character, which CST may incur as a result of acting as Corporation's "Transfer Agent and Registrar."

     The responsibility of the Corporation to indemnify, hold harmless and contribute as herein provided is limited to acts which were conducted by CST in good faith.

     CST may request Corporation to post collateral which is sufficient in the opinion of CST or its counsel to secure this indemnity agreement. CST shall not be under any obligation to prosecute or to defend any action or suit in respect to the Transfer Agent and Registrar relationship between CST and the Corporation which, in the opinion of CST's counsel, may involve an expense or liability on behalf of or against CST, unless the Corporation shall, when such occasion arises, furnish CST with satisfactory security for such expense or liability.

     Additionally, Corporation grants CST the following rights and remedies:

          1. Right of contribution to CST by Corporation for amounts paid to third parties, based on an act or acts of CST as Transfer Agent and Registrar;

          2. CST may request opinion of counsel when CST requires, relative to any matter which may arise in the performance of CST's duties as Corporation's Transfer Agent and Registrar, which opinion shall be at the expense of the Corporation;

          3. A security interest in any books and records of Corporation which are in the possession of CST; and

          4. Right to obtain for Corporation any books, records, or memoranda which are required by CST in defense of any claim which may arise in the performance of CST's duties as Transfer Agent and Registrar.

Dated this 3rd day of December, 1993.

ATTEST:                                     United Financial Mortgage Corp.
                                            ------------------------------------
                                                      (Company Name)

     /s/ Joseph Khoshabe                    By /s/ Joseph Khoshabe
     -------------------------------           ---------------------------------
     Joseph Khoshabe       Secretary           Joseph Khoshabe         President





Republic Plaza          370 17th Street/Suite 2350         Denver, CO 80202-4614
          Telephone (303) 595-3300             Fax (303) 595-0821

     X. That when CST deems it expedient it may apply to this Corporation, or the counsel for this Corporation, or to its own counsel for instructions and advice; that this Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished as required by this resolution, this Corporation will indemnify and hold harmless CST from any and all liability, including attorney's fees and court costs. CST may, at its discretion, but shall have no duty to prosecute or defend any action or suit arising out of authorizations hereby granted unless this Corporation shall, when requested, furnish it with funds or the equivalent to defray the costs of such prosecution or defense.

     XI. That CST may deliver from time to time at its discretion, to this Corporation, for safekeeping or disposition by this Corporation in accordance with law, such records accumulated in the performance of its duties as it may deem expedient, and this Corporation assumes all responsibility for any failure thereafter to produce any paper, record or document so returned if, and when, required.

     XII. That CST is authorized to forward certificates of Stock, Scrip and Warrants of this Corporation issued on transfer or otherwise by first class mail under a blanket bond of indemnity covering the non-receipt of such Stock, Scrip and Warrants by any of the stockholders of this Corporation, in which bond this Corporation and CST are directly or indirectly named as obligees:

     That in the event of non-receipt by any stockholder of this Corporation of certificates of Stock, Scrip and Warrants so mailed. CST is authorized to issue and register new certificates of said Stock, Scrip and Warrants for a like amount in place thereof, upon receipt from the stockholders of an affidavit and proof of loss provided for under said blanket bond and the issuance by the Surety Company of an assumption of the loss under said blanket bond, all without further action or approval of the Board of Directors or the officers of this Corporation.

     XIII. That the proper officers of this Corporation be and they hereby are authorized and directed to deliver to CST a sufficient supply of blank stock certificates and to renew such supply from time to time upon request of CST and to pay CST its prevailing fees and reimburse it for disbursements incurred by it when and as the same are billed to this Corporation, which, to the extent such fees and disbursements remain unpaid, hereby grants to CST a lien on the books, records and other property of this Corporation in the custody or possession of CST.

     XIV. That CST is hereby authorized without any further action on the part of this Corporation to appoint as successor Transfer Agent and Registrar any corporation or company which may succeed to the business of CST by merger, consolidation or otherwise (such corporation or company being hereinafter called the "Successor"); the Successor to have the same authority and appointment contained in this resolution as if this Corporation itself had appointed it Transfer Agent and Registrar. The Successor shall, when appointed, be the Agent of this Corporation and not an Agent of Corporate Stock Transfer, Inc.

     XV. That the Secretary or Assistant Secretary be and hereby are instructed to certify a copy of these resolutions under the seal of this Corporation and to lodge the same with CST, together with such certified documents, opinions of counsel, certificates, specimen signatures of officers and information as CST may require in connection with its duties to give the Transfer Agent and Registrar and immediately upon any change therein which might affect CST in its duties to give the Transfer Agent and Registrar written notice thereof and to furnish such additional certified documents, certificates, Specimen signatures of officers and information as CST may require it, being understood and agreed that CST shall be fully protected and held harmless for the failure of this Corporation to give proper and sufficient Notice of any such change.

     XVI. I have read and understand the Resolution of Appointment and the Fee Documents. I agree to all terms as stated.

WITNESS my hand and the seal of the Corporation this 3rd day of December, 1993.
                                                     ---        --------    --

CORPORATE SEAL             /s/ Joseph Khoshabe
                          -----------------------------------------------------
                               Joseph Khoshabe                        Secretary

Subscribed and sworn to before me this 3rd day of December, 1993.
                                       ---        --------    --

SEAL                                            /s/ Robert S. Luce
                                               --------------------------------
                                                       Notary Public

[LOGO Corporate Stock Transfer]
                                                        Certificate of Secretary
--------------------------------------------------------------------------------

     I, Joseph Khoshabe, Secretary of United Financial Mortgage Corp., a corporation duly organized and existing under the laws of the State of Illinois.


DO HEREBY CERTIFY:

     A. That the foregoing is a true copy of a certain Resolution appointing Corporate Stock Transfer, Inc., a Colorado corporation, as the Corporation's Transfer Agent and Registrar, duly adopted, in accordance with the By-Laws, by the Board of Directors of the said Corporation, at, and recorded in the minutes of a meeting of the said Board duly held on December 3, 1993, and of the whole of the said Resolution, and that the said Resolution has not been rescinded or modified.

     B. That, accompanying this Certificate are:

        (1) A copy of the Charter or Certificate of Incorporation of the said Corporation, with all amendments to date, duly certified under official seal by the Secretary of State of the State of Incorporation or other appropriate official;

        (2) A true and complete copy of the By-Laws of the said Corporation, as at present in force;

        (3) A signature card bearing the names and specimen signatures of all the officers of the said Corporation;

        (4) Specimens of certificates of each denomination and class of stock of the said Corporation in the form adopted by the said Corporation; and

        (5) An opinion by counsel for the Corporation covering the validity of the Corporation's organization and continuing existence, the adoption of the forms of stock certificates by the Board of Directors of the Corporation, the validity of the outstanding shares referred to in the above-mentioned Resolution and their registration or exemption from registration under the Securities Act of 1933, as amended.

        (6) A list of stop transfer orders in effect against outstanding certificates showing the reasons such stop transfer orders were placed and describing any certificates issued as replacements for those reported lost, stolen or destroyed.

        (7) A copy, certified by the President of the Corporation, of the Agreement to Indemnify Transfer Agent.

        (8) A copy of the Form of Resolution for use of Blanket Transfer Agent Bond of Indemnity for lost, stolen, etc., stock.

     C. That the total authorized stock of the said Corporation is 25,000,000 shares, divided into

20,000,000 Shares of Common    Stock of No     Par Value each;
 5,000,000 Shares of Preferred Stock of No     Par Value each;
__________ Shares of _________ Stock of ______ Par Value each;

That of the said authorized stock, there are now issued:

 4,200,420 Shares of the said Common    Stock
       100 Shares of the said Preferred Stock
__________ Shares of the said _________ Stock

     Republic Plaza    370 17th Street/Suite 2350    Denver, CO 80202-4614
                Telephone (303) 595-3300    Fax (303) 595-0821

That such issue has been duly authorized, and that all of the said shares are fully paid.

     D. That the CUSIP number of the Corporation is   To be applied for (TBA)
                                                    ---------------------------

     E. That the Corporation's IRS Employer Identification Number is 36-3440533
                                                                     ----------

     F. That the Corporation's 1933 Act SEC File Number is         TBA
                                                           --------------------

     G. That the Corporation's 1934 Act SEC File Number is         TBA
                                                           --------------------

     H. That the following persons are duly elected and qualified officers of the Corporation, presently holding the offices indicated, and that their signatures as shown below are genuine:

TITLE                           NAME AND ADDRESS                 SIGNATURE

Chairman of the Board           Joseph Khoshabe            /s/ Joseph Khoshabe
                     ----------------------------------------------------------

President                       Joseph Khoshabe            /s/ Joseph Khoshabe
         ----------------------------------------------------------------------

Vice President
              -----------------------------------------------------------------

Vice President
              -----------------------------------------------------------------

Secretary                       Joseph Khoshabe            /s/ Joseph Khoshabe
         ----------------------------------------------------------------------

Asst. Secretary
               ----------------------------------------------------------------

Treasurer                       Joseph Khoshabe            /s/ Joseph Khoshabe
         ----------------------------------------------------------------------

Asst. Treasurer
               ----------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


Counsel    Robert S. Luce, Esq.
       ------------------------------------------------------------------------

  Address  1250 W. Northwest Highway, Suite #720, Palatine, Illinois 60067
          ---------------------------------------------------------------------

  Telephone No. (708)  776-9729   Fax: (708) 776-9810
                 ---   ---------------------------------------------

Address of the Corporation  600 Enterprise Drive, Suite #204, Oak Brook,
                            ---------------------------------------------------
                            Illinois 60521
                            --------------

  Telephone No. (708)  571-7222   Fax:  (708)  571-7296
                 ---   --------------------------------------------------------

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the said Corporation this 3rd day of December, 1993.


(CORPORATE SEAL)  /s/ Joseph Khoshabe
                  -------------------------------------------------------------
                      Joseph Khoshabe                                 Secretary

[LOGO Corporate Stock Transfer]
                                                               Bond of Indemnity
--------------------------------------------------------------------------------

                       RESOLUTION FOR BOND OF INDEMNITY

                           CERTIFICATE OF SECRETARY

     I, Joseph Khoshabe, Secretary of United Financial Mortgage Corp., a corporation duly organized and existing under the laws of the State of Illinois, hereby certify that the following is a true and correct extract from the minutes of a meeting of the Board of Directors duly called and held on the 3rd day of December, 1993, at which a quorum was present and voting throughout:

     "WHEREAS, Corporate Stock Transfer, Inc., a Transfer Agent (hereinafter called the "Transfer Agent") for the following described stock of this corporation:

              PAR VALUE                         CLASS
                NONE                         COMMON STOCK
                NONE                        PREFERRED STOCK
                NONE         CLASS A REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     may be called upon from time to time to issue replacements for certificates of such stock which have been reported lost, destroyed, mutilated or stolen, and the Transfer Agent may be called upon from time to time to transfer such stock registered in the names of decedents whose estates are not to be administered under the jurisdiction of a court; and

     "WHEREAS, from time to time it may become necessary and appropriate for the Transfer Agent to proceed with the replacement of lost, destroyed, mutilated or stolen stock certificates outside of its arrangement with the Surety Company, now therefore, be it

     "RESOLVED, that in case application shall be made to the Transfer Agent for the replacement of certificates of any of the above-described stock of this corporation which have been reported lost, destroyed, mutilated or stolen, or in case application be made to the Transfer Agent for the transfer of such stock registered in the name of a decedent whose estate is not to be administered under the jurisdiction of a court, the Transfer Agent is authorized to proceed with such replacement and/or transfer, and the Registrar for such stock, is authorized to register the newly issued certificates, all without further authority from this Board, upon the condition that a properly executed copy of the applicable Exhibit or Exhibits called for by the Bond shall have been filed with this corporation; and

     "FURTHER RESOLVED, that the Transfer Agent is hereby authorized to issue, and the Registrar to register stock certificates to replace those which may be lost, destroyed, mutilated or stolen upon being furnished with a proof of such loss, destruction, mutilation or theft and indemnity satisfactory to them in a form other than that provided by the Surety Company, which indemnity shall include this corporation as an obligee; and

     "FURTHER RESOLVED, that these resolutions shall remain in full force and effect until written notice of revocation thereof has been given by this corporation to the Transfer Agent and to the Registrar."

     IN WITNESS WHEREOF, I have hereunto affixed my signature and the seal of the corporation this 3rd day of December, 1993.



                                         /s/
                                        --------------------------------------
                                                   Secretary of


      CORPORATE SEAL                    --------------------------------------

[CORPORATE STOCK TRANSFER LOGO]


                                                        Addendum to Fee Schedule
--------------------------------------------------------------------------------


COMPANY NAME:    UNITED FINANCIAL MORTGAGE CORP.
              ------------------------------------------------------------------

OFFICER:         Joseph Khoshabe
              ------------------------------------------------------------------


  ON BEHALF OF, United Financial Mortgage Corp. I would like for Corporate Stock Transfer to put into effect their "fee option" of a $1.00 credit per transfer, thus by doing so, help offset our company's monthly maintenance charges.

SIGNED:          /s/ Joseph Khoshabe
              ------------------------------------------------------------------

DATED:           December 3, 1993
              ------------------------------------------------------------------





Republic Plaza   370 17th Street/Suite 2350  Denver, CO 80202-4614  Telephone
(303)595-3300  Fax (303) 595-0821

[CORPORATE STOCK TRANSFER LOGO]


                                                        Addendum to Fee Schedule
--------------------------------------------------------------------------------


COMPANY NAME:    UNITED FINANCIAL MORTGAGE CORP.
              ------------------------------------------------------------------

OFFICER:         Joseph Khoshabe
              ------------------------------------------------------------------


  ON BEHALF OF, United Financial Mortgage Corp. I would like for Corporate Stock Transfer to put into effect their "fee option" of a $1.00 credit per transfer, thus by doing so, help offset our company's monthly maintenance charges.

SIGNED:          /s/ Joseph Khoshabe
              ------------------------------------------------------------------

DATED:           December 3, 1993
              ------------------------------------------------------------------





Republic Plaza   370 17th Street/Suite 2350  Denver, CO 80202-4614  Telephone
(303)595-3300  Fax (303) 595-0821

[CORPORATE STOCK TRANSFER LOGO]


                                                                      Signatures
--------------------------------------------------------------------------------
                       SIGNATURES FOR STOCK CERTIFICATES
                         (White Paper, and black ink)


               /s/ Joseph Khoshabe
              --------------------

                PRESIDENT





               /s/ Joseph Khoshabe
              --------------------

                SECRETARY








1675 Broadway/Suite 1480  Denver, CO 80202-4614  Telephone (303) 595-3300
Fax (303) 595-0821
--------------------------------------------------------------------------------

================================================================================

                   [LOGO OF UNITED FINANCIAL MORTGAGE CORP.]

NUMBER                         United Financial                           SHARES
                                MORTGAGE CORP.
             INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS

                                                               SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS
                                                             -------------------
                                                               CUSIP
                                                             -------------------

This Certifies that

is the owner of

           Fully Paid and Non-Assessable Shares of the Common Stock,
                          No Par Value Per Share, of

                        UNITED FINANCIAL MORTGAGE CORP.

transferable on the books of the Corporation by the holder himself in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation, as amended, to all of which the holder by acceptance hereof asserts. This Certificate is not valid unless countersigned by a Transfer Agent and registered by the Registrar.

     Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                   [CORPORATE SEAL]                   /s/ Joseph Khoshabe
                                                          PRESIDENT/SECRETARY
        Illinois United Financial Mortgage Corp.

COUNTERSIGNED:
CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350, Denver, Colorado 80202

By:
    -------------------------------------------------
    Transfer Agent and Registrar Authorized Officer
================================================================================

                        UNITED FINANCIAL MORTGAGE CORP.
                        Corporate Stock Transfer, Inc.
                     Transfer Fee: $10.00 Per Certificate


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws of regulations:

     TBN COM - as tenants in common

     TEN ENT - as tenants by the entireties

     JT TEN - as joint tenants with right of survivorship and not as tenants in common

     UNIF GIFT MIN ACT - ............... Custodian for ..............
                            (Cust.)                       (Minor)
                       under Uniform Gifts to Minors

                       Act of .......................................
                                           (State)

    Additional abbreviations may also be used though not in the above list.

                              FORM OF ASSIGNMENT
  (To be executed by the registered holder if he desires to assign Warrants evidenced by the within Warrant Certificate)

     FOR VALUE RECEIVED __________________________________________ hereby sells, assigns and transfers unto _________________________________ Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint _______________________________________________ Attorney to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated: _________________________       _________________________________________
                                                       Signature

     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranteed:                  _________________________________________

                         FORM OF ELECTION TO PURCHASE
       (To be executed by the holder if he desires to exercise Warrants evidenced by the within Warrant Certificate)

To Employee Solutions, Inc.:

     The undersigned hereby irrevocably elects to exercise ___________ Warrants, evidenced by the within Warrant Certificate for, and to purchase thereunder, _____________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $________________ and any applicable taxes.

     The undersigned requests that certificates for such shares be issued in the name of:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (Please print name and address)

     PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER ________________

     If said numbers of Warrants shall not be all the Warrants evidenced by the within Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        (Please print name and address)

Dated: _________________________       _________________________________________
                                                       Signatures

     NOTICE: The above signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, or if signed by any other person, the Form of Assignment hereon must be duly executed and if the Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which the within Warrant certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:                  _________________________________________

SIGNATURE MUST BE GUARANTEED BY A COMMERCIAL BANK OR MEMBER FIRM OF ONE OF THE FOLLOWING STOCK EXCHANGES: NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE, AMERICAN STOCK EXCHANGE, OR MIDWEST STOCK EXCHANGE.